Tidal Trust II 485BPOS

Exhibit 99.(h)(i)(6)

SIXTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT effective as of February 28, 2023, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of July 5, 2022, as amended, is entered into by and between Tidal Trust II, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to add the following fund:

DGA Absolute Return ETF ; and

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST II	TIDAL ETF SERVICES LLC

On behalf of each series listed on

Amended Exhibit A attached hereto

By:	/s/ Lissa M. Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis
Title:	Secretary	Title:	President

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Income Strategy ETF

YieldMax KWEB Option Income Strategy ETF

YieldMax GDX Option Income Strategy ETF

YieldMax XBI Option Income Strategy ETF

YieldMax TLT Option Income Strategy ETF

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOG Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

Senior Secured Credit Opportunities ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF

REX Daily Short COIN ETF

REX Daily Short GME ETF

REX Daily Short AMC ETF

REX Daily Short PTON ETF

REX Daily Short TLRY ETF

REX Daily Short NKLA ETF

REX Daily Short HOOD ETF

REX Daily Short BYND ETF

REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Veridien Climate Action ETF

REX Daily 2X MSTR ETF

REX Daily 2X COIN ETF

REX Daily 2X GME ETF

REX Daily 2X AMC ETF

REX Daily 2X PTON ETF

REX Daily 2X TLRY ETF

REX Daily 2X NKLA ETF

REX Daily 2X HOOD ETF

REX Daily 2X BYND ETF

REX Daily 2X PENN ETF

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF

DGA Absolute Return ETF

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